UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/08/2004

Genaera Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-19651

DE	13-3445668
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5110 Campus Drive
Plymouth Meeting, PA 19462
(Address of Principal Executive Offices, Including Zip Code)

610.941.5676
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On November 8, 2004, Genaera Corporation (the "Company") issued a press release announcing that it has closed its previously disclosed registered direct offering. The Company sold an aggregate of 4,183,422 shares of its common stock (the "Shares") at a purchase price of $3.45 per share, for aggregate gross proceeds of approximately $14.4 million. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the sale of the Shares, the Company is filing the Placement Agency Agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits

Exhibit

Number        Description

99.1              Press release of the Company dated November 8, 2004 - "Genaera Completes $14.4 Million Financing ".

99.2              Placement Agency Agreement among Genaera Corporation, WR Hambrecht + Co. LLC, and Fortis Securities LLC dated as of November 2, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Genaera Corporation

Date: November 09, 2004.	By:	/s/ John A. Skolas
John A. Skolas
Executive Vice President, Chief Financial Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of the Company dated November 8, 2004 - "Genaera Completes $14.4 Million Financing".
EX-99.2	Placement Agency Agreement among Genaera Corporation, WR Hambrecht + Co. LLC, and Fortis Securities LLC dated as of November 2, 2004.